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Exhibit   3.1               Certificate of Incorporation.


                                       RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                         NETWORK HOLDINGS INTERNATIONAL, INC.


     This Restated Certificate of Incorporation (the "Certificate") of NETWORK HOLDINGS INTERNATIONAL, INC. (the "Corporation"), was duly adopted by the Board of Directors of the Corporation on November 20, 1997 and the stockholders of the Corporation on November 20, 1997, as set forth below, in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The original Certificate of Incorporation was filed on November 17, 1997.

     The following Restated Certificate of Incorporation was adopted on November 20, 1997 by the affirmative vote of 25,863,354 shares, which was in excess of 50% of the number of shares issued and outstanding which are eligible to vote.

     The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated and further amended to read in its entirety as follows:

     FIRST:  The name of the corporation is Network Holdings International, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19901. The name and address of the Corporation's registered agent in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19901.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

     FOURTH: 1. The total number of shares of stock which the Corporation shall have authority to issue is 75,000,000 shares, consisting of 70,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").




     2. Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is

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further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

     SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class; PROVIDED, HOWEVER, that where such action is approved by a majority of the continuing directors the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

     SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders.

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     EIGHTH: Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

     NINTH: Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

     TENTH: Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Article Fourth hereof, any director may be removed from office with or without cause and only by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director regardless of class

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and voting together as a single voting class; PROVIDED, HOWEVER, that where such removal is approved by a majority of the continuing directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, shall be required for approval of such removal.

     ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the continuing directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate have been satisfied. Except as specifically set forth in this Article Eleventh, no action may be taken by stockholders by written consent.

     TWELFTH: 1. At the first Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") after the authorized number of directors is six (6) or more, the Board of Directors shall be divided into three (3) classes:
Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in such quotient obtained by dividing the authorized number of directors by three (3). If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: If such fraction is one-third, the additional director shall be a member of Class III; and if such fraction is two-thirds, one of the additional directors shall be a member of Class II and the other shall be a member of Class III. Each director shall serve for a term ending on the date of the third Annual Meeting following the Annual Meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for a term ending on the date of the first Annual Meeting following their election, the directors first elected to Class II shall serve for a term ending on the date of the second Annual Meeting following their election and the directors first elected to Class III shall serve for a term ending on the date of the third Annual Meeting following their election.

     Whenever the authorized number of directors shall be reduced to less than six (6) directors, the existing directors shall serve out the remainder of their terms based upon their respective classes and each subsequently elected director shall serve for a one (1) year term. At such subsequent time as the authorized number of directors is six (6) or more directors, the prior paragraph shall again become operative.

         2. Notwithstanding the foregoing provisions of this Article Twelfth: each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

     THIRTEENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

     FOURTEENTH: For the purposes of this Certificate of Incorporation, the following definitions shall apply:

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     (a)  "continuing director" means:  (i) any member of the Board of Directors who (A) is not an interested stockholder or an affiliate or associate of an interested stockholder and (B) was a member of the Board of Directors prior to the time that an interested stockholder became an interested stockholder; and (ii) any person who is elected or nominated to succeed a continuing director, or to join the Board of Directors, by a majority of the continuing directors.

     (b) The terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

     FIFTEENTH:     The provisions set forth in this Article Fifteenth and in
Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and Thirteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class, and, where such action is proposed by an interested stockholder or by any associate or affiliate of an interested stockholder, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class, other than shares held by the interested stockholder which proposed (or the affiliate or associate of which proposed) such action, or any affiliate or associate of such interested stockholder; PROVIDED, HOWEVER, that where such action is approved by a majority of the continuing directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.





     SIXTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth and Fifteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Fifteenth hereof.

     SEVENTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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     EIGHTEENTH:    No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation.  Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

     IN WITNESS WHEREOF NETWORK HOLDINGS INTERNATIONAL, INC. has caused this Certificate of Incorporation to be executed by its Vice-President and to be attested to by its Secretary as of the 20th day of November, 1997.


                         NETWORK HOLDINGS INTERNATIONAL, INC.



                         By:  /s/ James C. Healy
                              ---------------------------------
                                 James C. Healy, Vice-President



                         By:   /s/ Glenn Gallant
                              ---------------------------------
                                  Glenn Gallant, Secretary

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